Exhibit 31.1

Certification:

I, Gary D. Engle, certify that:

1.	I have reviewed this report on Form 10-KSB of AFG Investment Trust D Liquidating Trust;

2. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the net assets in liquidation as of , and for, the periods presented in this report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the statement of net assets in liquidation at December 31, 2004;

4. The Liquidating Trust’s Trustee is responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Liquidating Trust and has:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Liquidating Trust, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the Liquidating Trust’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the Liquidating Trust’s internal control over financial reporting that occurred during the Liquidating Trust’s most recent period that has materially affected, or is reasonably likely to materially affect, the Liquidating Trust’s internal control over financial reporting;

This report discloses, based on our most recent evaluation of internal control over financial reporting:

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Liquidating Trust’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Liquidating Trust’s internal control over financial reporting.

/s/ Gary D. Engle
Gary D. Engle
President and Chief Executive
Officer of the general partner of EFG and
President and a Director
of the AFG ASIT Corporation
(Principal Executive Officer)
March 18, 2005